Exhibit 99.1

Symyx Technologies Reports Third Quarter 2009 Financial Results

SUNNYVALE, Calif., October 28, 2009 -- Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the third quarter ended September 30, 2009.

Third Quarter 2009:
--Revenue: $35.0 million
--GAAP diluted earnings per share: $0.04
--Non-GAAP diluted earnings per share: $0.05
--Adjusted EBITDA: $4.7 million
--Cash and cash equivalents: $80.6 million

Third quarter revenue was $35.0 million, compared with $38.9 million for the third quarter of 2008.

The company reduced current quarter GAAP operating expenses 22%, or $7.1 million, to $25.6 million, compared to $32.7 million in the third quarter of 2008, and has reduced operating expenses year-to-date 26% versus 2008.

GAAP net income for the third quarter of 2009, including $2.7 million in discrete income tax benefits, was $1.5 million, or $0.04 per diluted share, compared with a net loss of $745,000, or $0.02 per share, for the comparable quarter last year.

Non-GAAP net income for the third quarter of 2009 was $1.8 million, or $0.05 per diluted share, compared with a non-GAAP net loss for the third quarter of 2008 of $1.6 million, or $0.05 per share.

Third quarter 2009 Adjusted EBITDA was $4.7 million, or 13% of revenue, up from $2.9 million, or 8% of revenue, for the third quarter last year. The company reconciles its non-GAAP and GAAP results and its Adjusted EBITDA calculations in the financial statements portion of this news release.

Symyx ended the third quarter of 2009 with cash and cash equivalents of $80.6 million, up from $66.4 million at December 31, 2008. As expected, cash seasonally declined by $4.3 million over the second quarter of 2009.

“During the quarter, Symyx Software achieved key customer wins for our enterprise Symyx Electronic Lab Notebook (“ELN”) offerings, and launched Symyx Notebook 6.3, a major upgrade that adds parallel chemistry support for synthetic and medicinal chemistry,” said Isy Goldwasser, Symyx’s chief executive officer. “In addition, more recently, we introduced hosted informatics, to be accessed via a software-as-a-service business model, for ELN to lower customers’ total cost of ownership and speed deployment of our solutions.”

"We remain committed to enhancing operational profitability across our business lines notwithstanding difficult market conditions,” said Goldwasser. “Although our High Productivity Research (“HPR”) business unit has significantly improved its bottom line this year, we do not see demand for a sustainable level of HPR research services in the future.  Accordingly, we plan to take actions necessary to focus HPR on products and selected scientific services strategic to our customers that will maximize the long-term performance of this business.”

"Our continuing efforts this year to increase operating efficiencies and improve profitability resulted in non-GAAP diluted earnings per share above the high end of our expectations this quarter,” said Rex S. Jackson, Symyx's chief financial officer.  “Also, for the three and nine months ended September 30, 2009, we achieved Adjusted EBITDA of 13% and 10% of revenue, respectively, moving us closer to our stated goal of greater than 10% Adjusted EBITDA for full-year 2009.”

Restructuring

In the third quarter, the company recorded $710,000 in restructuring costs in connection with the closure of its U.K. facility.  This closure was part of the company’s strategy to consolidate its offshore software development activities.  In addition, the company recorded a $284,000 impairment charge as a result of earnout obligations from the purchase of Integrity Biosolution (“IntegrityBio”) in August 2008.

The company will commence a restructuring in the fourth quarter focused on its HPR business unit.  To address underperformance in the company’s contract development and manufacturing operations (“CDMO”) acquired as part of the IntegrityBio acquisition, and to address the anticipated decline in the demand for research services following year end, the company is exiting its Camarillo CDMO facility and commencing a plan to reduce its HPR staffing by approximately 75 employees, representing a 15% reduction in the company’s total current headcount.  The company estimates the associated restructuring costs, including losses on the sale of assets in connection with the CDMO exit, will be $4 to $5 million, of which approximately $1.5 million to $2.5 million will be cash.

Further, the company today announced that Mr. Goldwasser, Symyx’s chief executive officer, has assumed the role of interim president of HPR, replacing Richard Boehner, who will continue in a transitional role through the end of the fourth quarter.

Revenue by Business Area (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	Change over Previous Year	2008	2009	Change over Previous Year	2008
Symyx Software	$22,027	-14%	$25,581	$64,552	-7%	$69,682
Symyx HPR	12,940	-3%	13,328	40,436	-14%	46,785
Total	$34,967	-10%	$38,909	$104,988	-10%	$116,467

Fourth Quarter and Full-Year 2009 Financial Outlook

For the fourth quarter of 2009, Symyx forecasts revenue of $40 million to $45 million and non-GAAP diluted earnings per share of $0.07 to $0.11. For full-year 2009, Symyx forecasts revenue of $145 million to $150 million and non-GAAP diluted earnings per share of $0.12-$0.16.

Non-GAAP Information

Symyx has prepared non-GAAP data applicable to the three- and nine-month periods ended September 30, 2009 and 2008 to supplement the company's results determined under U.S. generally accepted accounting principles (“GAAP”). The company uses non-GAAP financial measures in analyzing financial results and believes they are useful to investors in evaluating Symyx's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events which might otherwise obscure the results of the company's core business operations when compared to historical performance. In addition, these non-GAAP financial measures enable investors to evaluate Symyx's performance under both the GAAP and non-GAAP measures the company's management and board of directors use to evaluate Symyx's performance.

Symyx's calculations of non-GAAP earnings include stock-based compensation expenses under FAS 123R, but exclude amortization of intangibles and other acquisition-related items, as well as significant items that are generally non-recurring such as impairments and restructuring expenses and gains or losses from the sale of equity interests. In calculating non-GAAP Adjusted EBITDA, Symyx excludes interest and other income (expense), taxes, depreciation, amortization, stock-based compensation and generally non-recurring items.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under GAAP, but are included solely for informational purposes. Symyx's non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Symyx's non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Today’s Teleconference and Webcast

Symyx plans to hold a teleconference to discuss its third quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. To participate, please dial 877-857-6177 (U.S. and Canada) or 719-325-4747 (international).  A live and archived webcast of the call will also be available on the Investors section of Symyx's website at www.symyx.com.  In addition to the webcast, a phone replay will be available for two weeks after the live call by dialing 888-203-1112 (U.S. and Canada) and 719-457-0820 (international), reservation number 3462618.

About Symyx Technologies, Inc.

Symyx Technologies, Inc. (Nasdaq:SMMX) enables companies in life sciences, chemicals and energy, and consumer and industrial products to transform scientific R&D and achieve extraordinary breakthroughs in productivity and return on investment. Symyx scientific information management enables scientists to design, execute, analyze and report experimental results faster, more easily and less expensively. Symyx microscale, parallel experimentation enables a single scientist to rapidly explore a broad experimental space and develop comprehensive data sets in days -- not weeks or months. Symyx contract research delivers these advantages on a project basis and enables companies to increase R&D productivity, agility and flexibility. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements about Symyx’s expectations under the captions “Restructuring” and “Fourth Quarter and Full-Year 2009 Financial Outlook,” Symyx's expectations relating to adoption of its ELN platform, the company’s efforts to improve operating margins and financial results, and the company’s plans with respect to its HPR business, are based upon Symyx's current expectations, and involve risks and uncertainties. Symyx's actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) continued material uncertainty in domestic and global economic conditions and in international financial markets have caused, and may continue to cause, customers to delay or cancel significant capital purchases (such as tools) or software investments or otherwise to reduce their business with Symyx; (2) Symyx may determine it is necessary to take measures to further reduce its operating expenses, incurring restructuring charges and cash outlays beyond those estimated above; (3) execution, sales, development, employee and customer retention and other risks inherent in restructuring activities; (4) failure to expeditiously execute or to obtain customer acceptances under existing contracts in order to recognize committed revenue as planned; (5) inaccurate assessment of demand for existing and new offerings or failure to close new contracts with customers as forecasted; (6) failure to transition customers to the company's Isentris platform and ELN products as quickly as estimated or to execute on software development roadmaps as planned; and (7) risks inherent in acquisitions and subsequent integration and execution efforts. These and other risk factors are discussed under "Risk Factors" in Symyx's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 filed with the Securities and Exchange Commission on August 7, 2009. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved.

- Financial Statements Attached –

Contact:
Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 773-4075
ir@symyx.com

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Service	$16,776	$18,382	$50,722	$57,137
Product	4,140	4,819	12,454	14,403
License fees, content and royalties	14,051	15,708	41,812	44,927
Total revenue	34,967	38,909	104,988	116,467
Costs:
Cost of service	6,447	5,044	19,225	14,884
Cost of products sold	1,899	2,079	6,186	6,378
Cost of license fees, content and royalties	1,353	1,410	4,103	4,328
Amortization of intangible assets arising from business combinations	1,328	1,864	4,749	5,431
Total costs of revenue	11,027	10,397	34,263	31,021
Gross profit	23,940	28,512	70,725	85,446
Operating expenses:
Research and development	12,764	18,814	39,673	59,230
Sales, general and administrative	10,397	12,375	32,867	41,896
Restructuring costs	710	-	918	-
Impairment of goodwill	284	-	284	-
Amortization of intangible assets arising from business combinations	1,448	1,476	4,340	4,432
Total operating expenses	25,603	32,665	78,082	105,558
Loss from operations	(1,663)	(4,153)	(7,357)	(20,112)
Gain from sale of equity interest in Ilypsa, Inc.	-	4,939	-	4,939
Interest and other income (expense), net	521	(1,692)	(81)	704
Loss before income tax benefit	(1,142)	(906)	(7,438)	(14,469)
Income tax benefit	2,632	161	4,583	5,407
Net income (loss)	$1,490	$(745)	$(2,855)	$(9,062)
Net income (loss) per share - basic	$0.04	$(0.02)	$(0.08)	$(0.27)
Shares used in computing basic net income (loss) per share	34,423	33,788	34,236	33,684
Net income (loss) per share - diluted	$0.04	$(0.02)	$(0.08)	$(0.27)
Shares used in computing diluted net income (loss) per share	34,697	33,788	34,236	33,684

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)
	September 30, 2009	December 31, 2008
	(unaudited)	(Note 1)

Cash, cash equivalents and marketable securities	$80,552	$66,415
Accounts receivable, net	$7,311	$11,993
Goodwill and other intangible assets, net	$83,909	$93,247
Total assets	$223,519	$224,514
Deferred revenue	$39,988	$30,940
Stockholders' equity	$153,275	$152,083

Note 1: The selected consolidated balance sheet information at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share amounts)
(preliminary unaudited)

	Three Months Ended September 30,
	2009			2008
	Operating Income (Loss)	Net Income (Loss)	Diluted Net Income Per Share	Operating Loss	Net Income (Loss)	Diluted Net Loss Per Share
GAAP results	$(1,663)	$1,490	$0.04	$(4,153)	$(745)	$(0.02)
Adjustments
Restructuring costs	710	710		-	-
Impairment of goodwill	284	284		-	-
Amortization of intangible assets arising from business combinations	2,776	2,776		3,340	3,340
Gain from sale of equity interest in Ilypsa, Inc.	-	-		(4,939)	(4,939)
Valuation allowance for deferred tax assets		(1,994)			-
Tax effect of non-GAAP adjustments above		(1,459)			709
Non-GAAP adjustments, net of tax	3,770	317	0.01	(1,599)	(890)	(0.03)
Non-GAAP results	$2,107	$1,807	$0.05	$(5,752)	$(1,635)	$(0.05)
Shares used in computing non-GAAP diluted net income (loss) per share			34,697			33,788

	Nine Months Ended September 30,
	2009			2008
	Operating Income (Loss)	Net Income (Loss)	Diluted Net Income Per Share	Operating Loss	Net Loss (Loss)	Diluted Net Loss Per Share
GAAP results	$(7,357)	$(2,855)	$(0.08)	$(20,112)	$(9,062)	$(0.27)
Adjustments
Restructuring costs	918	918		-	-
Impairment of goodwill	284	284		-	-
Amortization of intangible assets arising from business combinations	9,089	9,089		9,863	9,863
Gain from sale of equity interest in Ilypsa, Inc.	-	-		(4,939)	(4,939)
Valuation allowance for deferred tax assets		(1,591)			-
Tax effect of non-GAAP adjustments above		(3,893)			(2,092)
Non-GAAP adjustments, net of tax	10,291	4,807	0.14	4,924	2,832	0.09
Non-GAAP results	$2,934	$1,952	$0.06	$(15,188)	$(6,230)	$(0.18)
Shares used in computing non-GAAP diluted net income (loss) per share			34,447			33,684

SYMYX TECHNOLOGIES, INC.
ADJUSTED EBITDA CALCULATION
(in thousands)
(preliminary unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income (loss)	$1,490	$(745)	$(2,855)	$(9,062)
Excluding:
Interest and other income (expense), net	(521)	1,692	81	(704)
Income tax benefit	(2,632)	(161)	(4,583)	(5,407)
Depreciation and amortization	1,310	2,632	4,040	8,344
Amortization of intangible assets arising from businesss combinations	2,776	3,340	9,089	9,863
FAS 123R expenses	1,264	1,120	3,335	3,281
Restructuring costs	710	-	918	-
Impairment of goodwill	284	-	284	-
Gain from sale of equity interest in Ilypsa, Inc.	-	(4,939)	-	(4,939)
Adjusted EBITDA	$4,681	$2,939	$10,309	$1,376

Adjusted EBITDA as a percentage of total revenue	13%	8%	10%	1%